================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 Weyerhaeuser
               (Name of Registrant as Specified in Its Charter)


                          ---------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
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     (5) Total fee paid:
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
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================================================================================

                                   Notice of
                              1997 Annual Meeting
                                of Shareholders
                              and Proxy Statement



                            [LOGO OF WEYERHAEUSER]

     Dear Shareholder:

       You are cordially invited to attend your Company's annual meeting of shareholders at 9:00 a.m., Tuesday, April 15, 1997, at the Corporate Headquarters Building, Federal Way, Washington. A map showing the access route to the Building from Interstate Highway No. 5 is on the back cover.

       A notice of the annual meeting and the proxy statement follow. You will also find enclosed a proxy card and an envelope in which to return it. If you cannot attend or if you plan to be present but want the proxy holders, John W. Creighton, Jr., President and Chief Executive Officer, William D. Ruckelshaus, Director, and George H. Weyerhaeuser, Chairman of the Board, to vote your shares, please sign, date and return the proxy card at your earliest convenience.

       William H. Clapp, who has been a director of the Company since 1981, has elected to retire from the Board this year to allow more time for his work with charitable organizations. We wish Bill well as we acknowledge how much we will miss his counsel in our future deliberations.

       The Board is pleased to recommend a new director, the Rt. Hon. Donald
     F. Mazankowski, to the shareholders for election at the annual meeting. Don is a distinguished former Deputy Prime Minister of Canada and has already performed valuable service to the Company as a member of our Weyerhaeuser Canada Board of Directors.

     Sincerely,

     /s/ John W. Creighton, Jr.

     John W. Creighton, Jr.
     President

--------------------------------------------------------------------------------
                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

       The annual meeting of the shareholders of Weyerhaeuser Company will be held at the Corporate Headquarters Building, Federal Way, Washington on Tuesday, April 15, 1997, at 9:00 a.m. for the following purposes:


          1. To elect three directors for terms expiring in 2000, presented on page 1.

          2. To consider and act upon two shareholder proposals, if properly presented.

             .Item 2 on the Form of Proxy presented on page 13.
             .Item 3 on the Form of Proxy presented on page 15.

          3. To transact such other business as may properly come before the meeting.

       All shareholders are cordially invited to attend the meeting, although only those holders of common shares of record at the close of business on February 21, 1997, will be entitled to vote at the meeting. Those of you who are hearing impaired or require other assistance should write the Secretary of the Company regarding your requirements in order to participate in the meeting.

     SANDY D. McDADE
     Secretary

     Federal Way, Washington
     March 3, 1997

                                PROXY STATEMENT
                              WEYERHAEUSER COMPANY
                            Tacoma, Washington 98477
                                 (206) 924-5273
                          (First Mailed March 3, 1997)

       The enclosed proxy is solicited by the Board of Directors of Weyerhaeuser Company (the "Company") for use at the annual meeting of shareholders to be held on Tuesday, April 15, 1997. A proxy may be revoked by notice in writing to the Secretary at any time before it is voted, and, if not revoked, will be voted as directed by the shareholder. As of February 21, 1997, the record date for the determination of shareholders entitled to vote at the annual meeting, there were outstanding 198,549,288 common shares, par value $1.25 per share ("common shares"), each of which entitles the holder to one vote.

       Each share outstanding on the record date is entitled to one vote per share at the 1997 annual meeting of shareholders. Under Washington law and the Company's Articles of Incorporation, if a quorum is present at the meeting: (i) the three nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting by the shares in person or represented by proxy and entitled to vote shall be elected directors and (ii) the shareholder proposals set forth in this proxy statement will be approved if the number of votes cast in favor of the matter exceeds the number of votes cast against it. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting or nonvoting by brokers will have no effect on the approval of the shareholders' proposals because abstentions and "broker non-votes" do not represent votes cast by shareholders.

       The Company's annual report to shareholders for 1996 is being mailed with this proxy statement to shareholders entitled to vote at the 1997 annual meeting.

ELECTION OF DIRECTORS

       The Articles of Incorporation provide that the directors of the Company be classified, with respect to the term for which they severally hold office, into three classes, each class to be as nearly equal in number as possible; and that at each annual meeting of the shareholders of the Company the successors to the class of directors whose terms expire at that meeting shall be elected to hold office for terms expiring at the third annual meeting of shareholders after their election by the shareholders. The Board of Directors is authorized to fix the number of directors within the range of 9 to 13 members, and has fixed the number at nine. The three nominees identified below are the nominees comprising the class to be elected at the 1997 annual meeting for three-year terms expiring at the 2000 annual meeting. All of the nominees are currently directors of the Company elected by the shareholders, except Mr. Mazankowski.

       Unless otherwise instructed, it is intended that the shares represented by properly executed proxies in the accompanying form will be voted for the individuals nominated by the Board of Directors. Although the Board of Directors anticipates that the listed nominees will be able to serve, if at the time of the meeting any such nominee is unable or unwilling to serve, such shares may be voted at the discretion of the proxy holders for a substitute nominee.

NOMINEES FOR ELECTION--TERM TO EXPIRE IN 2000

     John W. Creighton, Jr.--Mr. Creighton, 64, a director of the Company since 1988, has been the Company's president since 1988 and chief executive officer since 1991. He is also a director of Unocal Corporation, Portland General Corporation, Quality Foods Centers, Inc. and NHP, Inc.

     W. John Driscoll--Mr. Driscoll, 67, a director of the Company since 1979, was chairman of Rock Island Company (private investment company) until his retirement in 1994. Prior to his becoming chairman, he was president. He is also a director of Comshare Incorporated, Northern States Power Company, John Nuveen & Company and The St. Paul Companies, Inc.

     Rt. Hon. Donald F. Mazankowski--Mr. Mazankowski, 61, was a Member of Parliament, Government of Canada, from 1968-1993, served as Deputy Prime Minister from 1986-1993 and Minister of Finance from 1991-1993. He is also a director of the Power Group of Companies, Canadian Utilities Ltd., Shaw Communications Inc., Greyhound Canada Transportation Corp., Gulf Canada Resources Ltd., Golden Star Resources Ltd. and Weyerhaeuser Canada Ltd., a wholly owned subsidiary of the Company. He is also a member of the Board of Governors of the University of Alberta.

CONTINUING DIRECTORS--TERM EXPIRES IN 1998

     Philip M. Hawley--Mr. Hawley, 71, a director of the Company since 1989, is chairman and chief executive officer of Krause Furniture, Inc. (retailing). He was chairman and chief executive officer of Broadway Stores, Inc. (retailing) (formerly Carter Hawley Hale Stores, Inc.) until his retirement in 1993. He was chairman of the California Retailers Association from 1993-1995. He is a director of Atlantic Richfield Company and Johnson & Johnson.

     William D. Ruckelshaus--Mr. Ruckelshaus, 64, a director of the Company since 1989, is chairman of Browning-Ferris Industries, Inc. (waste services) and from October, 1988 to October, 1995 was chairman and chief executive officer. He was Administrator, Environmental Protection Agency in the period 1983-1985 and a senior vice president of the Company in the period 1976-1983. He is a Principal in Madrona Investment Group, L.L.C. He is also a director of Cummins Engine Company, Inc., Monsanto Company, Nordstrom, Inc., and Gargoyles, Inc.

     Richard H. Sinkfield--Mr. Sinkfield, 54, a director of the Company since 1993, is a senior partner in the law firm of Rogers and Hardin in Atlanta, Georgia and has been a partner in the firm since 1976. He is also a director of the United Auto Group, Inc., Metropolitan Atlanta Community Foundation, Inc. and the Atlanta College of Art. He is a member of the Board of Trust of Vanderbilt University and of the Board of Governors of the State Bar of Georgia. He is a former chairman of the Board of Atlanta Urban League, Inc.

CONTINUING DIRECTORS--TERM EXPIRES IN 1999

     Martha R. Ingram--Mrs. Ingram, 61, a director of the Company since October, 1995, has been chairman of Ingram Industries Inc. (book and video distribution, and inland barging and insurance) since 1995 and a member of the board since 1981. She was Director of Public Affairs in the period 1979-95. She is also a director of Ingram Micro, Inc., Baxter International Inc. and First American Corporation. Mrs. Ingram serves on the Boards of Vassar College, Ashley Hall and Vanderbilt University. She was chairman of the 1996 Tennessee Bicentennial Commission.

     John I. Kieckhefer--Mr. Kieckhefer, 52, a director of the Company since 1990, has been president of Kieckhefer Associates, Inc. (investment and trust management) since 1989 and was senior vice president prior to that time. He has been engaged in commercial cattle operations since 1967 and is a trustee of J. W. Kieckhefer Foundation, an Arizona charitable trust.

     George H. Weyerhaeuser--Mr. Weyerhaeuser, 70, has been the Company's chairman since 1988. He joined the Company in 1949, became its president in 1966 and was chief executive officer from 1966 to 1991. He has been a director since 1960. He is also a director of The Boeing Company, Chevron Corporation and SAFECO Corporation and a member of The Business Council.

       Messrs. Creighton, Ruckelshaus and Weyerhaeuser are members of the Executive Committee of which Mr. Weyerhaeuser is chairman. The Executive Committee, which acted by consent in lieu of meeting on three occasions in 1996, has the powers and authority of the Board of Directors in the interval between Board of Directors meetings except to the extent limited by law.

       Messrs. Clapp, Ruckelshaus, Sinkfield and Mrs. Ingram are members of the Accounting and Reporting Standards Committee of which Mr. Ruckelshaus is chairman. The Accounting and Reporting Standards Committee, which met on three occasions in 1996, has responsibility for recommending to the Board of Directors the firm of independent auditors to be retained by the Company; and discussing with the independent and internal auditors the scope and results of their respective audits and management's efforts concerning the Company's accounting, financial and operating controls; with the independent auditors and management the Company's accounting and reporting policies and practices, and business risks that may affect the financial reporting process; with management and the independent and internal auditors the risk of fraudulent financial reporting and management's efforts to minimize losses due to fraud or theft; and with the Company's chief legal officer compliance with the Company's business conduct policies and procedures.

       Messrs. Driscoll, Hawley and Kieckhefer are members of the Compensation Committee of which Mr. Hawley is chairman. The
     Compensation Committee, which met on five occasions in 1996, has responsibility for reviewing the compensation of the Company's directors and chief executive officer; reviewing the salaries of Company officers and certain other position levels; and administering the Company's stock option and incentive compensation plans.

       Messrs. Driscoll, Ruckelshaus and Weyerhaeuser are members of the Nominating and Management Organization Committee of which Mr. Driscoll is chairman. The Nominating and Management Organization Committee, which met on two occasions in 1996, has responsibility for reviewing, advising and recommending candidates for election to the Board of Directors and for senior management succession planning. The Committee will consider nominees recommended by shareholders. If a shareholder wishes to recommend a nominee for the Board of Directors, he or she should write to the Secretary of the Company specifying the name of the nominee and the nominee's qualifications for membership on the Board of Directors. All such recommendations will be brought to the attention of the Nominating and Management Organization Committee.

       The Board of Directors of the Company met on eight occasions in 1996. All of the directors attended at least 75% of the total meetings of the Board and the committees on which they served in 1996.

DIRECTORS' COMPENSATION

       Each non-employee director receives for service as a director an annual fee of $35,000, fees of $1,500 for attending Board of Directors meetings and $1,000 for attending board committee meetings. Committee chairmen receive an additional annual fee of $5,000. Mr. Weyerhaeuser receives as Chairman of the Board of Directors an additional annual fee of $100,000. In 1996 Mr. Mazankowski received fees of Cdn. $13,000 as a non-employee director of Weyerhaeuser Canada, a wholly owned subsidiary of the Company. Directors are also reimbursed for travel expenses in connection with meetings.

       The Board of Directors has designated that $10,000 of the $35,000 annual fee paid to non-employee directors is automatically placed into a common share equivalents account under the Fee Deferral Plan for Directors. The value of the common share equivalents account is measured from time to time by the value of the Company's common shares and is payable to the director in cash at a time selected in advance by the director which must be on or after the director's termination of board service. The share equivalents account is credited on each dividend payment date for common shares with the number of share equivalents which are equal in value to the amount of the quarterly dividend on common shares. The Fee Deferral Plan for Directors provides that the nonemployee directors may defer receipt of all or a portion of the remaining fees for services as a director and elect between interest bearing and common share equivalent accounts as the investment vehicle for the deferred fees. The Fee Deferral Plan for Directors is administered by the Compensation Committee.

BENEFICIAL OWNERSHIP OF COMMON SHARES

  Directors and Executive Officers

                                        Voting and/or
         Name of Individual or        Dispositive Powers     Percent of Class  Common Share
         Identity of Group         (number of common shares) (common shares)  Equivalents(1)
             -------------------------------------------------------------------------------
         William H. Clapp........            390,302                 *               791
         William R. Corbin.......             95,219                 *             9,759
         John W. Creighton, Jr...            461,296                 *            25,094
         W. John Driscoll........          4,407,799               2.2               791
         Richard C. Gozon........             71,522                 *            13,083
         Philip M. Hawley........              2,000                 *             1,870
         Martha R. Ingram........            263,986                 *               224
         Norman E. Johnson.......             63,183                 *               880
         John I. Kieckhefer......          3,313,809               1.7             4,941
         Donald F. Mazankowski...                200                 *                --
         William D. Ruckelshaus..              1,600                 *               791
         Richard H. Sinkfield....                500                 *               791
         William C. Stivers......            130,498                 *            10,521
         George H. Weyerhaeuser..          2,596,166               1.3               791
         Directors and executive
          officers as a group (18
          individuals)...........         11,986,743               6.0            72,848
             -------------------------------------------------------------------------------

             *Denotes amount is less than 1%
             (1) Common share equivalents held as of February 10, 1997 under the Fee Deferral Plan for Directors or under the Comprehensive Incentive Compensation Plan for executive officers.

       The foregoing table shows as of January 20, 1997 for each of the directors, nominees and executive officers and, as a group, for the directors, nominees and incumbent executive officers of the Company, the amounts of common shares of the Company with respect to which the respective directors, executive officers and the members of the group in the aggregate, have, within the meaning of Rule 13d-3 adopted by the Securities and Exchange Commission, the power to vote or cause disposition of the shares and, in the case of Mr. Corbin with respect to 93,850 common shares, in the case of Mr. Creighton with respect to 407,160 common shares, in the case of Mr. Gozon with respect to 45,000 common shares, in the case of Mr. Johnson with respect to 61,250 common shares, in the case of Mr. Stivers with respect to 122,500 common shares, and of the group with respect to 909,110 common shares, the number of shares that could be acquired within 60 days after January 20, 1997, pursuant to outstanding stock options. With respect to the following numbers of common shares, which are reflected in the table above, the indicated directors and nominees share voting and dispositive powers with one or more other persons: Mr. Clapp, 325,212 shares; Mr. Driscoll, 3,477,531 shares (including 185,595 shares as to which he shares fiduciary powers with Mr. Weyerhaeuser); Mrs. Ingram, 3,105 shares; Mr. Kieckhefer, 3,312,551 shares; and Mr. Weyerhaeuser, 2,456,974 shares (including 185,595 shares as to which he shares fiduciary powers with Mr. Driscoll). Beneficial ownership of shares included in the foregoing table is disclaimed by certain of the individuals listed as follows: Mr. Clapp, 325,212 shares; Mr. Driscoll, 4,302,326 shares; Mrs. Ingram, 3,105 shares; Mr. Kieckhefer, 2,983,394 shares.

  Owners Of More Than 5%

       The following table sets forth holdings of the only persons known to the Company to beneficially own more than five percent of common shares.

         Name and Address of            Amount and Nature    Percent of Class
         Beneficial Owner            of Beneficial Ownership (common shares)
             ----------------------------------------------------------------
         Putnam Investments, Inc....       11,846,575(1)           5.9
         One Post Office Square
         Boston, MA 02109
         The Capital Group Compa-
          nies, Inc.................       10,465,000(2)           5.3
         333 South Hope Street
         Los Angeles, CA 90071
         Bankers Trust Company......       10,258,063(3)           5.2
         280 Park Avenue,
         New York, NY 10017
             ----------------------------------------------------------------

             (1) Based on a Schedule 13G dated January 31, 1997 in which
                 Putnam Investments, Inc. reported that, as of December 31, 1996, it or its subsidiaries had shared voting power over 103,662 of such shares and shared dispositive power over all 11,846,575 of such shares. Putnam Investments, Inc. disclaims beneficial ownership of all such shares.
             (2) Based on a Schedule 13G dated February 12, 1997 in which The
                 Capital Group Companies, Inc. reported that, as of December 31, 1996, it or its subsidiaries had voting power over none of such shares and sole dispositive power over all 10,465,000 of such shares. The Capital Group Companies, Inc. disclaims beneficial ownership of all such shares.
             (3) As of January 20, 1997 Bankers Trust Company as trustee held such shares in a trust fund for employee savings (401(k)) and profit sharing plans.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       William H. Clapp became a trustee in 1996 of two trusts holding common shares. On February 2, 1996, after the date required, these trusts each filed a Form 3 reporting the ownership of those common shares.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE MANAGEMENT COMPENSATION

       The Compensation Committee of the Board of Directors (the
     "Committee") is composed entirely of directors who are not employees of the Company. The Committee is responsible for establishing and overseeing the Company's executive compensation programs.

  Compensation Principles Applicable to Executive Officers

       The Committee bases executive officer compensation on the same guiding principles used to determine compensation programs for all employees.

          1. Competitive pay and benefits that allow the Company to:
             A. Attract and retain people with the skills critical to the long-term success of the Company.
             B. Maintain compensation costs that are competitive.
          2. Pay for performance to motivate and reward individual and team performance in attaining business objectives and maximizing shareholder value.

  Executive Officer Compensation Practices

       Compensation for executive officers is designed around the above principles and includes four components: 1) base salary, 2) annual performance incentive, 3) long-term incentive, and 4) benefits. Each year the Committee compares each component and the total compensation package in establishing the target level of compensation for each component. This process includes evaluation of the Company's and its segments' performance against goals and the performance of the industry comparison group. The package is intended to provide total compensation which is competitive in the industry when the Company's performance is similar to the industry's, above average total compensation for superior performance, and less than average total compensation for below competitive performance.

       Base salaries, in aggregate, are set at competitive levels, with incentive programs based on Company performance. Compensation for executive officers is linked to the company's financial performance through a cash-based annual variable (at risk) incentive component and is also tied to the growth in the value of the Company's stock through a stock option program.

       The Committee uses an industry comparison group for compensation purposes. All but one of the companies in the S&P Paper and Forest Products Group used for the performance graph on page 11 are in the comparison group. (This company does not participate in the major industry compensation surveys and therefore cannot be included in the industry comparison group.) Seven other companies not in the S&P Paper and Forest Products Group which do participate in major industry surveys are included in the industry comparison group.

       Base Salary. The Company uses compensation surveys of the industry comparison group to assign a salary range to each salaried job, including executive officer positions. Salary range mid-points are targeted to be at the median (the 50th percentile) compared to salaries in the industry comparison group.

       The Committee reviews and approves all salary ranges and salary changes for executive officers. The Committee bases its approval of individual salary changes on: 1) performance of the executive, 2) position of the executive in the assigned pay range, 3) experience, and
     4) the salary budget for the Company. Current salaries of the executive officers on average are slightly below the median salaries of similar executives in the industry comparison group.

       Annual Incentive. The Company uses annual performance incentives to focus management on achieving financial and operating results. Based on competitive practice for similar jobs, the Committee assigns each executive officer position a target bonus that is in the range of 40 percent of base salary (for lower salary ranges) to 60 percent of base salary for the CEO position.

       At the beginning of 1996, the Committee approved a Company earnings target for the year that, if achieved, would fund a bonus pool equal to the sum of the target bonuses for the executive group. The Committee also established earning levels that would result in no bonus funding ("threshold") and maximum funding (200 percent of target bonus). The Committee set these earnings targets based on: 1) the cost of capital, 2) expected performance of the industry, 3) the Company's expected relative performance, and 4) the earnings plan for the year.

       At the end of 1996, actual Company performance compared to these earnings targets determined a preliminary bonus pool for the executive management group. The Committee then used its discretion to determine the final bonus pool and each individual executive officer's bonus. The Committee based these decisions on the Company's financial performance and on its subjective judgment of the Company's progress against strategic and operating goals.

       For 1996 bonus funding, the Committee relied heavily on actual 1996 earnings relative to target to determine the final funding and individual payments. In 1996, the company achieved earnings levels below target due to weaker pricing and markets in several major product lines. However, excellent performance relative to the industry was achieved mainly due to improvements in operating efficiency and the management of capital expenditures. The Committee approved plan funding at a level approximately 26 percent below target funding.

       Executives may defer all or a portion of their 1996 bonus into Weyerhaeuser share equivalents, with a 15 percent premium applied if they delay payment for at least 5 years. (The premium is forfeited if the executive leaves the company during the five-year period for reasons other than retirement, death or disability.) The deferred account grows or declines based on the performance of Weyerhaeuser stock (plus dividends). The purpose of the program is to further align executive interests with those of shareholders by providing an incentive linked to the performance of Weyerhaeuser stock.

       In 1996, the Committee established a new incentive program for executive officers and other key managers, effective January 1, 1997. This plan will replace the existing incentive program. The first payments under the new plan will be made in 1998 based on 1997 performance. Funding for the plan will be based on Weyerhaeuser Company's total return to shareholders compared to selected industry competitors and the Standard and Poor's 500, and on how the Company compares with selected industry competitors in achieving return on assets. The purpose of the plan is to focus managers on the Company's vision to lead the industry in financial performance and returns to shareholders.

       Long-Term Incentive. The primary purpose of the long-term incentive plan is to link management pay with the long-term interests of shareholders. The Committee is currently using stock options to achieve that link. The issuance of options at 100 percent of the fair market value assures that executives will receive a benefit only when stock price increases.

       As with the other components of compensation, the Committee establishes a target level of stock options for each executive position. This target is based on competitive data indicating the estimated median value of long-term compensation for executives in the industry comparison group. In determining annual stock option grants, the Committee makes an award above or below target based on their subjective evaluation of the individual's performance, their potential to improve shareholder value, the number of shares granted to the individual in the past three years and their total number of outstanding shares. Due to technical requirements of the rules under
     Section 16 of the Securities Exchange Act which were finalized in 1996, Mr. Kieckhefer has not participated in any Committee action relating to stock options since the date the new rules became effective.

       During 1996, the Company and the Committee established guidelines for executive stock ownership. The guidelines require executive officers to acquire, over a five-year period, a multiple of their base salary in shares of Weyerhaeuser stock. Minimum ownership levels are based on the executive's salary level, and range from one to three times base salary. Ownership is based on shares of common or restricted stock held, stock equivalents (through the bonus deferral program described above) and shares held via the company's qualified benefit plans.

  Deductibility of Compensation

       The Committee has considered the provisions of Section 162(m) of the Internal Revenue Code which limit the deductibility of compensation paid to each named executive to $1 million. For the long-term component of compensation, the Committee endorsed amendments to the Company's Long-Term Incentive Compensation Plan in 1995 to maximize the deductibility of compensation paid under the plan. These amendments were approved by shareholders at the 1996 annual meeting. For salary and annual incentive compensation, the Company offers a deferral plan which permits base salary and annual incentive (if deferred) to be exempt from the limit on tax deductibility. At this time, due to voluntary deferral elections, it is not anticipated that any executive officer will receive compensation in excess of the limit during 1997.

  CEO Compensation

       The chief executive officer's compensation is established based on the principles described above for all executive officers and includes the following components: cash compensation (base salary and annual bonus), long-term incentives (stock option awards) and benefits.
     Mr. Creighton's 1996 compensation was approved by the Committee and the Board of Directors as described below.

       Mr. Creighton's base salary was increased to $875,000 in 1996 which is 95 percent of the median salary for CEOs of companies in the industry comparison group.

       Mr. Creighton received an annual cash incentive of $388,500. This award represents 74 percent of his target award under the annual incentive plan. As with other bonus awards, the Committee relied heavily on 1996 earnings relative to target in recommending this amount.

       For the long-term component of Mr. Creighton's compensation, an award of 100,000 stock options was granted to Mr. Creighton in 1996. Based on survey data provided by an outside consultant, this grant is within the competitive range of long-term incentive grants for CEOs in the forest products industry.

       The Committee's recommendations for Mr. Creighton's compensation were made in recognition of the strong leadership and vision he continues to provide the company, as well as his deep commitment to building increased shareholder value, managing strategic and operational issues facing the company, and strengthening the relative competitive posture of the business. These talents have manifested themselves in steady improvement in relative performance as measured by financial results and total shareholder returns, as well as the development of a strong management leadership team.

     Philip M. Hawley            W. John Driscoll          John I. Kieckhefer
     Chairman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       Two trusts in which Mr. Kieckhefer and members of his family have ownership interests have purchased limited partnership units for a total of $875,000 in WRI Galena Wineville Business Park Investors, L.P. and, for a combined total of $4,029,644 in Weyerhaeuser Windemere Partners and Weyerhaeuser Windemere Lenders. Each of these three real estate investment partnerships are managed by either Weyerhaeuser Venture Company or Weyerhaeuser Realty Investors, Inc., both of which are wholly-owned subsidiaries of the Company. The purchase of limited partnership units was on terms comparable to those concurrently offered to other unit purchasers.

SUMMARY COMPENSATION TABLE

                                          Annual Compensation        Long-Term Compensation
                                      ---------------------------- ---------------------------
                                                                         Awards        Payouts
                                                                   ------------------- -------
                                                         Other     Restricted                  All Other
                                                         Annual      Stock    Options/  LTIP    Compen-
         Name and                     Salary   Bonus  Compensation  Award(s)    SARs   Payouts  sation
         Principal Position   Year      ($)     ($)       ($)         ($)       (#)      ($)    ($)(1)
             -------------------------------------------------------------------------------------------
         J.W. Creighton, Jr.  1996    862,055 388,500      --         None    100,000   None     57,770
          CEO/President       1995    806,480 750,000      --         None     80,000   None    111,093
                              1994    738,357 576,000      --         None     80,000   None     10,006
         R.C. Gozon           1996    390,849 148,000      --         None     30,000   None     33,350
          Executive VP        1995    358,580 365,000      --         None     30,000   None     61,218
                              1994(2) 186,488 127,000      --         None     30,000   None          0
         W.R. Corbin          1996    390,849 148,000      --         None     30,000   None     33,350
          Executive VP        1995    356,845 365,000      --         None     30,000   None     45,431
                              1994    328,789 213,000      --         None     40,000   None      8,975
         W.C. Stivers         1996    349,041 120,000      --         None     25,000   None     29,150
          Sr. VP/CFO          1995    317,606 292,600      --         None     25,000   None     53,733
                              1994    289,398 170,000      --         None     35,000   None     10,006
         N.E. Johnson         1996    299,178 100,000      --         None     13,000   None     11,150
          Sr. VP              1995    285,303 232,000      --         None     15,000   None      9,843
                              1994    267,995 139,000      --         None     22,000   None     10,006
             -------------------------------------------------------------------------------------------

             (1) Amounts in this column are: (a) the Company contribution to qualified 401(k) and profit sharing plan accounts;
                 (b) the premium amount credited to the executive's deferred compensation account based on the bonus amount deferred as common share equivalents.
             (2) Mr. Gozon began working for the Company on June 1, 1994.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                   Individual Grants
         -----------------------------------------------------------------------
                                     No. of     % of Total
                                   Securities  Options/SARs
                                   Underlying   Granted to  Exercise
                                  Options/SARs Employees in or Base                Grant Date
         Name                      Granted(1)  Fiscal Year   Price   Expiration Present Value(2)
                                      (#)          (%)        ($)       Date          ($)
         (A)                          (B)          (C)        (D)       (E)           (F)
             -----------------------------------------------------------------------------------
         J.W. Creighton, Jr......   100,000        8.2      45.9375   02/13/06     1,270,000
         R.C. Gozon..............    30,000        2.4      45.9375   02/13/06       381,000
         W.R. Corbin.............    30,000        2.4      45.9375   02/13/06       381,000
         W.C. Stivers............    25,000        2.1      45.9375   02/13/06       317,500
         N.E. Johnson............    13,000        1.1      45.9375   02/13/06       165,100
             -----------------------------------------------------------------------------------

             (1) Options granted in 1996 are exercisable starting 12
                 months after the grant date, with 25 percent of the shares covered thereby becoming exercisable at that time and with an additional 25 percent of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date. The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

             (2) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following:

                   . An exercise price on the option of $45.9375 equal to
                     the fair market value of the underlying stock on the grant date.
                   . An option term of ten years.
                   . An interest rate of 5.81 percent that represents the
                     interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term.
                   . Volatility of 24.976 percent calculated using daily
                     stock prices for the one-year period prior to the grant date.
                   . Dividends at the rate of $1.60 per share
                     representing the annualized dividends paid with respect to a share of common stock at the date of grant.

                The ultimate values of the options will depend on the future market price of the Company's stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's common stock over the exercise price on the date the option is exercised.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

                                                             Number of Securities      Value of Unexercised
                                                            Underlying Unexercised   in-the-Money Options/SARs
                                                            Options/SARs at FY-End          at FY-End(2)
                                                           ------------------------- -------------------------
                                  Shares Acquired  Value
                                  on Exercise(1)  Realized Exercisable Unexercisable Exercisable Unexercisable
         Name                           (#)         ($)        (#)          (#)          ($)          ($)
             -------------------------------------------------------------------------------------------------
         J. W. Creighton, Jr.....     32,498      526,829    284,494      259,832     4,371,113     678,991
         R. C. Gozon.............        --           --      22,500       67,500       133,594     280,781
         W. R. Corbin............     12,400      205,550     47,600      101,250       377,045     362,891
         W. C. Stivers...........     31,891      650,489     85,000       80,000     1,107,893     234,298
         N. E. Johnson...........     13,850      243,122     41,500       45,000       414,829     152,204
             -------------------------------------------------------------------------------------------------

             (1) Number of securities underlying options/SARs exercised.
             (2) Based on a fair market value at fiscal year end of
                 $47.0625.

COMPARISON GRAPH


               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
      WEYERHAEUSER COMPANY, S&P 500, AND S&P PAPER FOREST PRODUCTS GROUP

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           WEYERHAEUSER                S&P PAPER
(Fiscal Year Covered)        COMPANY        S&P 500      & FOREST
---------------------        ------------   -------      ---------
Measurement Pt- 12/91        $100           $100         $100
FYE  12/92                   $138.73        $107.61      $114.33
FYE  12/93                   $172.70        $118.41      $126.04
FYE  12/94                   $149.40        $120.01      $131.40
FYE  12/95                   $178.29        $164.95      $144.63
FYE  12/96                   $202.26        $202.73      $158.96

Assumes $100 invested on December 31, 1991 in Weyerhaeuser common stock,
S&P 500 and S&P's Paper and Forest Products Group
  -Total return assumes reinvesment of dividends
  -Measurement dates are the last trading day of the calendar year shown -S&P's Paper and Forest Products Group: Boise Cascade, Champion
   International, Georgia-Pacific, International Paper, James River, Louisiana-Pacific, Mead, Potlatch, Westvaco, Weyerhaeuser and Williamette.

PENSION PLAN TABLE

                       Estimated Annual Retirement Benefit(1)
         ---------------------------------------------------------------------
           Average Annual                     Years of Service
         Compensation during   -----------------------------------------------
           Highest 5 Years       15      20      25      30      35      40
             -----------------------------------------------------------------
          $  300,000            65,302  87,070 108,837 130,604 152,372 167,372
             350,000            76,552 102,070 127,587 153,104 178,622 196,122
             400,000            87,802 117,070 146,337 175,604 204,872 224,872
             450,000            99,052 132,070 165,087 198,104 231,122 253,622
             500,000           110,302 147,070 183,837 220,604 257,372 282,372
             550,000           121,552 162,070 202,587 243,104 283,622 311,122
             600,000           132,802 177,070 221,337 265,604 309,872 339,872
             650,000           144,052 192,070 240,087 288,104 336,122 368,622
             700,000           155,302 207,070 258,837 310,604 362,372 397,372
             750,000           166,552 222,070 277,587 333,104 388,622 426,122
             800,000           177,802 237,070 296,337 355,604 414,872 454,872
             850,000           189,052 252,070 315,087 378,104 441,122 483,622
             900,000           200,302 267,070 333,837 400,604 467,372 512,372
             950,000           211,552 282,070 352,587 423,104 493,622 541,122
           1,000,000           222,802 297,070 371,337 445,604 519,872 569,872
           1,050,000           234,052 312,070 390,087 468,104 546,122 598,622
           1,100,000           245,302 327,070 408,837 490,604 572,372 627,372
           1,150,000           256,552 342,070 427,587 513,104 598,622 656,122
           1,200,000           267,802 357,070 446,337 535,604 624,872 684,872
             -----------------------------------------------------------------

             (1) Estimated annual benefits payable upon retirement at age
                 65 (before giving effect to applicable Social Security benefits) under the Retirement Plan and Supplemental Retirement Plan to individuals having the specified years of credited service and the indicated average annual salaries.

       The Company's Retirement Plan for Salaried Employees (the "Retirement Plan") is a noncontributory, defined benefit pension plan for salaried employees under which normal retirement is at age 65 and early retirement can be elected by any participant who has reached age 55 and has at least 10 years of vesting service. The annual retirement benefit payable upon normal retirement is equal to (i) 1% of the participant's average annual salary for the highest five consecutive years during the ten calendar years before retirement, plus (ii) .5% of such highest average annual salary in excess of the participant's Social Security wage base (as such term is defined in the Retirement Plan), multiplied by the number of years of credited service. The benefit payable upon early retirement is a percentage of the benefit that would be payable upon normal retirement and ranges from 72% at age 55 with less than 30 years of vesting service, to 100% at age 62. The benefit in part (ii) of the formula described above, for benefit accruals after 1988, is subject to greater reduction for early retirement and the number of years of credited service is limited to 35. Joint and survivor elections may be made under the Retirement Plan. A participant in a defined benefit pension plan is generally limited under the Internal Revenue Code to an annual benefit at Social Security normal retirement age of the lesser of (i) $125,000 (subject to adjustment) or (ii) 100% of the participant's average compensation during the consecutive three-year period in which he received the highest compensation. Further reduction may be required for retirement prior to the Social Security normal retirement age. Salary used in calculating retirement benefits is average annual salary for the highest five consecutive years during the ten calendar years before retirement.

       Employees nominated by the Chief Executive Officer and approved by the Compensation Committee are eligible to participate in the Supplemental Retirement Plan (the "Supplemental Plan"). Supplemental Plan benefits, which are paid outside the Retirement Plan from the general funds of the Company, are determined by applying to incentive compensation paid in the five highest consecutive calendar years during the ten calendar years before retirement of total compensation (base salary plus any award under the Company's Comprehensive Incentive Compensation Plan) the formula for determining Retirement Plan benefits. The Supplemental Plan also includes benefits which exceed the Internal Revenue Code limitations described above.

       If each of the executive officers named in the Summary Compensation table had retired in 1996, the five-year average compensation used to calculate retirement benefits would average 96% of total compensation set forth in such table and the final average compensation used to calculate retirement benefits for the named individuals in the table would have been, respectively, J. W. Creighton, Jr., $1,155,939, W. R. Corbin, $537,672, R. C. Gozon, $553,315, W. C. Stivers, $442,547, and
     N. E. Johnson, $389,893. The credited years of service for those individuals in the table are, respectively, 26.2, 8.8, 2.6, 26.2, and
     37.7 years.

       Pursuant to an agreement with Mr. Johnson, the Company's Senior Vice President, Technology, the years of credited service include service he is entitled to under a non-qualified supplemental retirement benefit calculated based on the terms of the retirement plan with respect to his service with the Company prior to 1967.

       Pursuant to an agreement with Mr. Corbin, the Company's Executive Vice President, Timberlands & Distribution, who joined the Company in 1992, he will be paid a non-qualified supplemental retirement benefit calculated under the terms of the Retirement Plan but providing that during the first five (5) years of service with the Company, he will receive two (2) years of service credit for vesting and benefit calculation for each year of service with the Company. In the event Mr. Corbin is terminated by the Company he will be entitled to a severance payment equal to 12 months of base pay. Prior to joining the Company, Mr. Corbin had been employed with International Paper Company as vice president and general manager of land and timber and president of IP Timberlands, Ltd.

       Pursuant to an agreement with Mr. Gozon, who became the Company's Executive Vice President, Pulp, Paper & Packaging in 1994, his pension and post-retirement health benefits will be calculated based on at least ten years of service if he leaves the Company after age 65. In the event Mr. Gozon is terminated by the Company, he will be entitled to a severance payment the value of which initially equaled 36 months of base pay and decreases with each month of his employment to 12 months of his base salary when he has 36 months or more of service. Prior to joining the Company, Mr. Gozon had been employed by Alco Standard Corporation, most recently in the position of president and chief operating officer.

ITEM 2. SHAREHOLDER PROPOSAL--RELATING TO THE CERES PRINCIPLES

       The American Baptist Home Mission Society, P.O. Box 851, Valley Forge, Pennsylvania 19482-0851, a shareholder, has stated its intention to present a proposal at the 1997 annual meeting. In accordance with applicable rules of the Securities and Exchange Commission, the proposal of such shareholder (for which neither the Company nor its Board of Directors has any responsibility) is set forth below:

Text of the Shareholder Proposal

                     ENDORSEMENT OF THE CERES PRINCIPLES FOR
                       PUBLIC ENVIRONMENTAL ACCOUNTABILITY

     Whereas We Believe:

       Responsible implementation of a sound, credible environmental policy increases long-term shareholder value by raising efficiency, decreasing clean-up costs, reducing litigation, and enhancing public image and product attractiveness;

       Adherence to public standards for environmental performance gives a company greater public credibility than standards created by industry alone. For maximum credibility and usefulness, such standards should specifically meet the concerns of investors and other stakeholders;

       Companies are increasingly being expected by investors to do meaningful, regular, comprehensive and impartial environmental reports. Standardized environmental reports enable investors to compare performance over time. They also attract new investment from investors companies which are environmentally responsible and which minimize risk of environmental liability.

     Whereas:

       The Coalition for Environmentally Responsible Economies (CERES)-- which includes shareholders of this Company; public interest representatives, and environmental experts--consulted with corporations to produce the CERES Principles as comprehensive public standards for both environmental performance and reporting. Fifty-four companies, including Sun [Sunoco], General Motors, H.B. Fuller, Polaroid, and Bethlehem Steel, have endorsed these principles to demonstrate their commitment to public environmental accountability. Fortune-500 endorsers say that benefits of working with CERES are public credibility; "value-added' for the company's environmental initiatives;

      In endorsing the CERES Principles, a company commits to work toward:

      1. Protection of the biosphere         5. Risk reduction                8. Informing the public
      2. Sustainable natural resource use    6. Safe products & services      9. Management commitment
      3. Waste reduction and disposal        7. Environmental restoration    10. Audits and reports
      4. Energy conservation

     [Full text of the CERES Principles and accompanying CERES Report Form obtainable from CERES, 711 Atlantic Avenue, Boston, MA 02110, tel:
     617/451-0927].

       CERES is distinguished from other initiatives for corporate environmental responsibility, in being (1) a successful model of shareholder relations; (2) a leader in public accountability through standardized environmental reporting; and (3) a catalyst for significant and measurable environmental improvement within firms.

       Resolved: Shareholders request the Company to endorse the CERES Principles as a part of its commitment to be publicly accountable for its environmental impact.

SUPPORTING STATEMENT

       Many investors support this resolution. Those sponsoring similar resolutions at various companies have portfolios totaling $75 billion. The number of public pension funds and foundations supporting this resolution increases every year. The objectives are: standards for environmental performance and disclosure; methods for measuring progress toward these goals; and a format for public reporting of progress. We believe this is comparable to the European Community regulation for voluntary participation in verified and publicly-reported eco-management and auditing, and fully compatible with ISO 14000 certification.

       Your vote FOR this resolution will encourage scrutiny of our Company's environmental policies and reports and adherence to standards upheld by management and stakeholders alike.

THE COMPANY'S RESPONSE TO THE SHAREHOLDER PROPOSAL--ITEM 2

       The Company has an Environmental Policy that it has evolved over the years. A copy of the Environmental Policy is appended to this proxy statement. That Policy is tailored to this Company. It was crafted to reflect and recognize the specific businesses in which the Company engages and the particular environmental issues which affect the Company. That Policy sets forth the Company's commitments with respect to environmental issues, lists the Company's environmental expectations of its employees and lays out the additional environmental responsibilities that the Company expects from its managers. The Board believes that this Environmental Policy, adapted as it is to the specific circumstances of the Company, is better suited to the Company and more specifically addresses the major concerns of interested constituencies than the statement recommended by the shareholder proponent.

       The Company has also, for the past three years, produced and distributed an Annual Environmental Report that describes the Company's environmental performance for the particular year. This Report addresses in some detail the steps the Company has taken and is taking to meet its environmental responsibilities. The 1996 Annual
     Environmental Report will be distributed at the Company's annual meeting on April 15, 1997. The Board believes that the Company's Annual Environmental Report is better suited to report on the Company's environmental performance than the Report recommended by the shareholder proponent.

       The Board recommends a vote AGAINST this proposal.

ITEM 3. SHAREHOLDER PROPOSAL--RELATING TO DIRECTORS' COMPENSATION

       Mr. Nick Rossi, P.O. Box 249, Boonville, California 95415, a shareholder, has stated his intention to present a proposal at the 1997 annual meeting. In accordance with applicable rules of the Securities and Exchange Commission, the proposal of such shareholder (for which neither the Company nor its Board of Directors has any responsibility) is set forth below:

Text of the Shareholder Proposal

       The shareholders of Weyerhaeuser Corporation request the Board of Directors take the necessary steps to amend the company's governing instruments to adopt the following: Beginning on the 1998 Weyerhaeuser Corporation fiscal year all members of the Board of Director's total compensation will be solely in shares of Weyerhaeuser Corporation common stock each year. No other compensation of any kind will be paid. Including, the elimination of retirement benefits to directors.

SUPPORTING STATEMENT

       For many years the Rossi family have been submitting for shareholder vote, at this corporation as well as other corporations, proposals aimed at putting management on the same playing field as the shareholders. This proposal would do just that.

       A few corporations have seen the wisdom in paying directors solely in stock. Most notably, Scott Paper (now Kimberly Clark) and Travelers. Ownership in the company is the American way. We feel that this method of compensation should be welcomed by anyone who feels they have the ability to direct a major corporation's fortunes.

       The directors would receive shares each year. If the corporation does well, the directors will make more money in the value of the stock they receive and the dividend that usually rise with more profits. If things go bad, they will be much more inclined to correct things, because it will be coming directly out of their pockets. Instead of the way it is done now, where directors receive the same compensation for good or bad performance.

THE COMPANY'S RESPONSE TO THE SHAREHOLDER PROPOSAL--ITEM 3

       The Company believes that it is in the shareholders interest to pay competitive total compensation in order to attract and retain exceptional directors who are not employees of the Company. Stock ownership is an important element of director's compensation and a substantial portion of the directors' annual retainer fee is currently paid in stock equivalents each year. The value of those share equivalents is determined by the value of the Company's common stock. Unlike common stock, which could be sold at any time, the share equivalents must remain in the directors' account throughout their service on the board.

       In addition to the portion of the annual retainer fee which is automatically paid into a share equivalents account each year, the non-employee directors may defer additional fees into share equivalents. This provides another important avenue for directors to have an interest aligned with stock performance.

       In addition, the Company's non-employee directors have significant investments in the Company's common stock outside of their share equivalent accounts. This is shown on the ownership table on page 4. This ownership is a strong factor to align the interest of the board and the shareholders.

       The cash element of the compensation paid to non-employee directors is also important. Paying non-employee directors entirely in stock would limit the number of qualified individuals willing to serve on the board and would impair the Company's ability to attract outstanding directors.

       The Board recommends a vote AGAINST this proposal.

POLICY ON CONFIDENTIAL PROXY VOTING AND INDEPENDENT TABULATION AND INSPECTION OF ELECTIONS

       The Board of Directors, on February 12, 1991, adopted a Confidential Voting Policy the text of which is as follows:

            It is the policy of this corporation that all shareholder proxies, ballots and voting materials that identify the votes of specific shareholders shall be kept permanently confidential and shall not be disclosed to this corporation, its affiliates, directors, officers and employees or to any third parties except (i) where disclosure is required by applicable law, (ii) where a shareholder expressly requests disclosure, (iii) where the corporation concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes and (iv) that aggregate vote totals may be disclosed to the corporation from time to time and publicly announced at the meeting of shareholders at which they are relevant.

            Proxy cards and other voting materials that identify shareholders shall be returned to the bank or other financial services entity with which this corporation has contractual arrangements to provide stock transfer services in respect to its common shares or any other independent business entity of which this corporation is not an affiliate.

            The tabulation process and results of shareholder votes shall be inspected by the bank or other financial services entity with which this corporation has contractual arrangements to provide stock transfer services in respect to its common shares or any other independent business entity of which this corporation is not an affiliate. Such inspectors shall certify in writing to this corporation's Board of Directors (and in the circumstances described in the fifth paragraph of this policy, the proponent) that the election and tabulation was, to the best of the inspectors' knowledge after diligent inquiry, carried out in compliance with this policy.

            The tabulators and inspectors of election and any authorized agents or other persons engaged in the receipt, count and tabulation of proxies shall be advised of this policy and instructed to comply therewith, and shall sign a statement certifying such compliance.

            In the event of any solicitation of a proxy (a "proxy contest") with respect to any of the securities of this corporation by a person (the "proponent") other than this corporation of which solicitation this corporation has actual notice, this corporation shall request in writing that the proponent and all agents and other persons engaged by the proponent agree to the procedures for return of proxies, tabulation, inspection and certification set forth in the second, third and fourth paragraphs of this policy; and this corporation shall not be bound to comply with this policy during the course of such proxy contest in the event that the proponent is not willing so to agree.

            This policy shall not operate to prohibit shareholders from disclosing the nature of their votes to this corporation or the Board of Directors if any shareholder so chooses or to impair free and voluntary communication between this corporation and its shareholders.

TRANSACTIONS AND RELATIONSHIPS

       In 1996, the Company purchased a total of $2,098,000 in logging equipment from Pacific North Equipment Co., a wholly owned subsidiary of Matthew G. Norton Co., in which Mr. Clapp has an ownership interest.

       Two trusts in which Mr. Kieckhefer and members of his family have ownership interests have purchased limited partnership units for a total of $875,000 in WRI Galena Wineville Business Park Investors, L.P. and, for a combined total of $4,029,644 in Weyerhaeuser Windemere Partners and Weyerhaeuser Windemere Lenders. Each of these three real estate investment partnerships are managed by either Weyerhaeuser Venture Company or Weyerhaeuser Realty Investors, Inc., both of which are wholly-owned subsidiaries of the Company. The purchase of limited partnership units was on terms comparable to those concurrently offered to other unit purchasers.

RELATIONSHIPS WITH INDEPENDENT PUBLIC ACCOUNTANTS

       The firm of Arthur Andersen LLP, independent public accountants, has audited the accounts of the Company and subsidiaries for a number of years and has been selected to do so for 1997. Representatives of Arthur Andersen LLP are expected to be present at the annual shareholder meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

EXPENSES OF SOLICITATION

       All expenses of soliciting proxies, including clerical work, printing and postage, will be paid by the Company. Proxies may be solicited personally, or by telephone, by employees of the Company, but the Company will not pay any compensation for such solicitations. The Company expects to pay fees of approximately $8,000 for assistance by
     D. F. King & Co., Inc. in the solicitation of proxies. In addition, the Company will reimburse brokers, banks and other persons holding shares in their names or in the names of nominees for their expenses for sending material to principals and obtaining their proxies.

OTHER BUSINESS

       The Board of Directors of the Company is not aware of any matter which is to be presented for action at the meeting other than the matters described in this proxy statement. Should any other matters requiring a vote of the shareholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in respect to any such other matter in accordance with their best judgment.

FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS

       Shareholder proposals intended to be presented at the Company's 1998 annual meeting of shareholders pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission must be received by the Company at its executive offices, Tacoma, WA 98477, attention of the Secretary, on or before November 3, 1997.

       The bylaws of the Company establish procedures for shareholder nominations for elections of directors of the Company and bringing business before any annual meeting of shareholders of the Company. Any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company, not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received no later than the close of business on the 10th day following the day on which such notice of date of meeting was mailed or such public disclosure was made, whichever first occurs. Each such notice to the Secretary shall set forth: (i) the name and address of record of the shareholder who intends to make the nomination; (ii) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a director of the Company if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. To be brought before an annual meeting by a shareholder, business must be of a nature that is appropriate for consideration at an annual meeting and must be properly brought before the meeting. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, each such notice must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company, not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. Each such notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (w) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (x) the name and address of record of the shareholder proposing such business, (y) the name, class or series and number of shares of the Company which are owned by the shareholder, and (z) any material interest of the shareholder in such business. Public disclosure of the date of the 1997 annual meeting of shareholders was made in the enclosure with the dividend which was mailed to shareholders in December, 1996. The date of the next annual meeting of shareholders of Weyerhaeuser Company after the 1997 annual meeting is April 21, 1998.

     For the Board of Directors

     SANDY D. McDADE
     Secretary
     Federal Way, Washington,
     March 3, 1997

       A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1996, as filed with the Securities and Exchange Commission, excluding certain exhibits thereto, may be obtained without charge, by writing to Investor Relations, Weyerhaeuser Company, Tacoma, Washington 98477.

                       WEYERHAEUSER ENVIRONMENTAL POLICY

ALIGNMENT TO COMPANY VALUES

       This policy aligns with the company value: Citizenship:

       "We support the communities where we do business, hold ourselves to the highest standards of ethical conduct and environmental responsibility, and communicate openly with Weyerhaeuser employees and the public."

       We strive to have our customers and other stakeholders know that Weyerhaeuser Company products and services are created in a manner that fully reflects our commitment to protect the environment. In keeping with this core value, we report our environmental performance annually to our board of directors, employees, customers and the public.

POLICY

       Weyerhaeuser employees at all levels will work to ensure that we comply with applicable laws and regulations and to continuously improve our environmental performance wherever we do business.

          . In countries where applicable environmental laws are less stringent than those in the United States and Canada, we will operate in a manner comparable to North American requirements.
          .  Employees are accountable for ensuring compliance with applicable laws, and for managing and operating our businesses to conform with the company's goals of:
             -- Practicing sustainable forestry;
             -- Reducing pollution; and
             -- Conserving natural resources through recycling and waste reduction.

EXPECTATIONS

       In conducting our business, we are committed to:

          . Understanding and responding to public health and environmental impacts of our operations and our products.
          . Ensuring that employees are trained and are empowered to actively participate in the company's environmental management process.
          . Actively supporting environmental research and technological advancement and, where appropriate, adopting innovative practices and technology.
          . Promoting the development and adoption of environmental laws, policies and regulations that are balanced, technically sound, and use incentive-based approaches for improving environmental performance.
          . Managing forestlands for the sustainable production of raw materials while protecting water quality, fish and wildlife habitat, soil productivity, and cultural, historical and aesthetic values.
          . Continuously improving our processes for reducing wastes and emissions to the environment.
          . Conserving energy and natural resources by maximizing recycling and by-product reuse.
          . Adopting internal standards for situations not adequately covered by law or regulation, or where we believe more stringent measures are necessary to protect the environment.

EMPLOYEE RESPONSIBILITIES

       Weyerhaeuser employees are expected to understand that environmental performance is a critical part of their job, and to work in support of the company's standards for protecting the natural environment. Our standards are:
          . To have measurable environmental goals and targets and reliable processes for tracking our progress in each of our businesses.
          . To have reliable processes for monitoring and certifying compliance with environmental laws and regulations.
          . To resolve non-compliance conditions promptly, including, when necessary, curtailment of operations to protect human health and the environment.
          . To select contractors and other suppliers whose performance is consistent with the company's environmental policy and values.
          . To integrate the requirements of environmental laws and regulations into business planning and management decision making.
          . To develop and communicate environmental incident emergency plans to local authorities for any operations that may pose a potential off-site risk.
          . To evaluate our environmental performance through the use of internal audits, exception reporting, and other measures such as benchmarking.
          . To recognize superior environmental performance by encouraging and rewarding employee suggestions for improving environmental performance.

ADDITIONAL RESPONSIBILITIES OF LEADERSHIP

       Managers at all levels are responsible for:

          . Ensuring that the requirements of this policy and company environmental standards are met.
          . Ensuring that employees receive education and training to enable them to carry out their environmental responsibilities with due care.
          . Providing technical and financial resources to achieve continuous compliance with environmental rules and regulations.

SUPPORTING INFORMATION

       Other information and resources include:

          . Environmental due diligence assessment policy for real estate transactions.
          .  Company policy on the use and elimination of PCBs.
          .  Environmental landlord policy for multi-business sites.
          .  Criteria for corporate funding of remediation projects.

              This proxy statement was printed on Weyerhaeuser
              Lynx Opaque 40-pound. The entire report can be recycled. Thank you for recycling.

                                [RECYCLE LOGO]

[MAP APPEARS HERE]

                                             TO REACH CORPORATE HEADQUARTERS

                                          FROM SEATTLE: Drive south on
                                          Interstate 5, approximately 24 miles
                                          from city center, following
                                          "Tacoma/Portland" signs. Go 1/10
                                          mile past Exit 142-B to Exit 142-A.
                                          Turn right onto exit ramp and
                                          continue to S. 348th. Follow the
                                          right-hand lane to Weyerhaeuser Way
                                          South. Turn left (north), cross the
                                          overpass, and follow the directional
                                          signs to the parking area entrance.

                                          FROM SEATTLE: Approximately 24 miles
                                          south from city center on Interstate
                                          5, following Tacoma/ Portland signs,
                                          exit at Exit 143 (Federal Way--
                                          S. 320th St.). Drive left across the
                                          overpass and turn right onto
                                          Weyerhaeuser Way South. Continue to
                                          the "Y" in the road, following the
                                          road to the left, and follow
                                          directional signs to the east entry
                                          parking area.

                                          FROM TACOMA: Drive north on
                                          Interstate 5, approximately 8 miles
                                          from city center to exit marked
                                          "Auburn-North Bend." Stay in the
                                          far-right lane. This is the freeway
                                          exit to Weyerhaeuser Way South.
                                          Follow the right-hand lane to
                                          Weyerhaeuser Way South, turn left
                                          (north), cross the overpass, and
                                          follow the directional signs to the
                                          parking entrance.

                             WEYERHAEUSER COMPANY

                        ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 15, 1997

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints John W. Creighton, Jr., William D. Ruckelshaus and George H. Weyerhaeuser, and each of them, with full power to act without the other and with full power of substitution, as proxies to represent and to vote, as directed herein, all shares the undersigned is entitled to vote at the annual meeting of the shareholders of Weyerhaeuser Company to be held at the Corporate Headquarters Building, Federal Way, Washington, on Tuesday, April 15, 1997 at 9:00 a.m., and all adjournments thereof. Shares not held in Plan accounts will be voted as directed on the reverse side of this Proxy card. If the card is signed and returned without specific instructions for voting, the shares will be voted in accordance with the recommendations of the Board of Directors.

If there are shares allocated to the undersigned in the Weyerhaeuser Company 401(k), Weyerhaeuser Canada Ltd. Investment Growth, or Performance Share Plans, the undersigned hereby directs the Trustee to vote all full and fractional shares as indicated on the reverse side of this card. If the card is signed and returned without specific instructions for voting, the shares will be voted in accordance with the recommendations of the Board of Directors. Shares for which no voting instructions are received will be voted as provided by the Plans.

                    TO BE SIGNED AND DATED ON REVERSE SIDE

                                                              Please mark    [X]
                                                             your votes as
                                                              indicated in
                                                              this example

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN ITEM 1.


                                                                    WITHHOLD
                                                                    AUTHORITY
                                                             FOR     TO VOTE
ITEM 1 -- Election as Directors of the following nominees    [_]       [_]
          identified in the Proxy Statement:

          John W. Creighton, Jr.
          W. John Driscoll
          Rt. Hon. Donald F. Mazankowski

(INSTRUCTION: To withhold authority to vote for any of the foregoing individuals, write the name(s) on the following line.)

________________________________________________________________________________

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ITEMS 2 AND 3.

                                                     FOR     AGAINST   ABSTAIN
ITEM 2 -- Shareholder proposal relating to the       [_]       [_]       [_]
          CERES Principles

                                                     FOR     AGAINST   ABSTAIN
ITEM 3 -- Shareholder proposal relating to           [_]       [_]       [_]
          directors' compensation


                             In their discretion to vote upon other matters that may properly come before the meeting.

                             Please sign exactly as your name(s) appears hereon.

                             DATED: ____________________________________, 1997

                             _________________________________________________
                             Signature

                             _________________________________________________
                             Signature

                             When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.